Exhibit 10.78
Loan No. 338603
GUARANTEE

In consideration of the benefits which the undersigned (herein called "Guarantor") will receive as a result of The Northwestern Mutual Life Insurance Company ("Lender") making the above-numbered loan to TPG-2101 CITYWEST 3 & 4, L.P., a Delaware limited partnership ("Borrower") evidenced by a promissory note (the "Note") dated October 7, 2010 in the original principal amount of $ 95,000,000 and secured by a deed of trust and security agreement dated October 7, 2010 (the "Lien Instrument") covering property in Harris County, Texas, and Lender entering into that certain Forbearance Agreement with Borrower dated as of even date herewith with respect to the Note and Lien Instrument, as an inducement required by Lender to enter into said Forbearance Agreement, Guarantor has agreed to guarantee payment of the Note and all amounts at any time owed to Lender under the Lien Instrument and under the other Loan Documents (as hereinafter defined).

1. Therefore, for value received, Guarantor hereby unconditionally and irrevocably, guarantees to Lender, its successors and assigns the full, prompt and faithful payment of all amounts owed Lender under the Loan Documents, it being the intention hereof that Guarantor shall remain liable until the full amount of the principal, interest and any other sums due or to become due under the Loan Documents (the "Indebtedness") shall be fully paid, (i) notwithstanding any invalidity of, or defect or deficiency in any Loan Documents, (ii) notwithstanding the fact that Borrower may have no personal liability for all or a portion of the Indebtedness and Lender's recourse against Borrower and Borrower's assets may be limited, and (iii) notwithstanding any act, omission or thing which might otherwise operate as a legal or equitable discharge of Guarantor. "Loan Documents" means the Note, the Lien Instrument, that certain Loan Application dated September 8, 2010 from Borrower to Lender and that certain acceptance letter issued by Lender dated September 29, 2010 (together, the "Commitment"), that certain Absolute Assignment of Leases and Rents dated October 7, 2010 between Borrower and Lender (the "Absolute Assignment"), that certain Certification of Borrower dated October 7, 2010 Limited Liability Company Supplement dated contemporaneously with the Note and Lien Instrument, any other supplements and authorizations required by Lender and all other instruments and documents (as the same may be amended from time to time) executed by Borrower and delivered to Lender in connection with, or as security for, the indebtedness evidenced by the Note, except any separate environmental indemnity agreement.

2. Upon the occurrence of an Event of Default (as defined in the Lien Instrument), Guarantor shall, within five business days from the date notice of such Event of Default is given to Guarantor, cure such Event of Default. If any Event of Default shall not be cured by Guarantor within said five business day period, Lender may, at its option, accelerate the Indebtedness (if operation of a stay under the federal bankruptcy code or under any other state or federal bankruptcy, insolvency or similar proceeding prohibits or delays acceleration of the Indebtedness as to Borrower, Guarantor agrees that its obligations hereunder shall not be postponed or reduced) and, within five days from the date a written demand from Lender to Guarantor is given, Guarantor shall pay all Indebtedness outstanding, whether or not acceleration of the Indebtedness shall have occurred as to the Borrower.

3. Any obligations not paid when due hereunder shall bear interest from the date due until paid at the Default Rate (as defined in the Note). The Guarantor hereby waives absolutely and irrevocably until the Indebtedness shall have been paid in full, any right of subrogation to Lender's claims against Borrower and any right of indemnity, reimbursement or contribution from Borrower with respect to any payment made or performance undertaken by Guarantor pursuant hereto. If Borrower shall become the debtor under the federal bankruptcy code or the subject of any other state or federal bankruptcy, insolvency or similar proceeding, neither the operation of a stay nor the discharge of the Indebtedness thereunder shall affect the liability of Guarantor hereunder.

4. Without limiting or lessening the liability of Guarantor under this Guarantee (except as otherwise provided in clause (a) below), Lender may, without notice to Guarantor,

(a)    grant extensions of time or any other indulgences on the Indebtedness;
(b)    take, give up, modify, vary, exchange, renew or abstain from perfecting or taking advantage of any security for the Indebtedness; and
(c)    accept or make compositions or other arrangements with Borrower, realize on any security and otherwise deal with Borrower, other parties and any security as Lender may deem expedient.

5. This Guarantee shall be a continuing guarantee, shall not be revoked by death, shall inure to the benefit of, and be enforceable by, any subsequent holder of the Note and the Lien Instrument and shall be binding upon, and enforceable against, Guarantor and Guarantor's heirs, legal representatives, successors and assigns.

6. All additional demands, presentments, notices of protest and dishonor, and notices of every kind and nature, including those of any action or no action on the part of Borrower, Lender or Guarantor, are expressly waived by Guarantor. This is a guarantee of payment and not of collection. Guarantor hereby waives the right to require Lender to proceed against Borrower or any other party or to proceed against or apply any security it may hold, waive the right to require Lender to pursue any other remedy for the benefit of Guarantor and agrees that Lender may proceed against Guarantor without taking any action against any other party and without proceeding against or applying any security it may hold. Lender may, at its election, foreclose upon any security held by it in one or more judicial or non-judicial sales, whether or not every aspect of such sale is commercially reasonable, without affecting or impairing the liability of Guarantor, except to the extent the Indebtedness shall have been paid. Guarantor waives any defense arising out of such an election, notwithstanding that such election may operate to impair or extinguish any right or any remedy of Guarantor against Borrower or any security.

7. Guarantor agrees to pay reasonable attorneys' fees and all other costs and expenses which may be incurred in the enforcement of this Guarantee or the collection of the Indebtedness.

8. Any notices, demands, requests and consents permitted or required hereunder or under any other Loan Document shall be in writing, may be delivered personally or sent by certified mail with postage prepaid or by reputable courier service with charges prepaid. Any notice or demand sent to Guarantor by certified mail or reputable courier service shall be addressed to Guarantor at the address set forth opposite Guarantor's name below or such other address in the United States of America as Guarantor shall designate in a notice to Lender given in the manner described herein. Any notice sent to Lender by certified mail or reputable courier service shall be addressed to The Northwestern Mutual Life Insurance Company to the attention of the Real Estate Investment Department at 720 East Wisconsin Avenue, Milwaukee, WI 53202 or at such other addresses as Lender shall designate in a notice given in the manner described herein. Any notice given to Lender shall refer to the Loan No. set forth above. Any notice or demand hereunder shall be deemed given when received. Any notice or demand which is rejected, the acceptance of delivery of which is refused or which is incapable of being delivered during normal business hours at the address specified herein or such other address designated pursuant hereto shall be deemed received as of the date of attempted delivery.

9. This Guarantee shall be governed by and construed in all respects in accordance with the laws of the State of Texas without regard to any conflict of law principles. With respect to any action, lawsuit or other legal proceeding concerning any dispute arising under or related to this Guarantee, Guarantor hereby irrevocably consents to the jurisdiction of the courts located in the State of Texas and irrevocably waive any defense of improper venue, forum nonconveniens or lack of personal jurisdiction in any such action, lawsuit or other legal proceeding brought in any court located in the State of

Texas. Nothing contained herein shall affect the rights of Lender to commence an action, lawsuit or other legal proceeding against Guarantor in any other jurisdiction.

Executed as of the 30th day of September, 2013.

Mailing Address:
515 S. Flower Street
6th Floor
Los Angeles, CA 90071

THOMAS PROPERTIES GROUP, L.P.
By: Thomas Properties Group, Inc.
Its General Partner

By:    /s/ James A. Thomas

Print Name:    James A. Thomas

Its:    President